                                                                  Exhibit 10.19

                                 PROMISSORY NOTE


$117,500,000.00                                      Dated as of April 22, 1997



          For value received, FIRST CHOICE PROPERTIES CORP., a Delaware corporation, having its principal place of business at 10750 Columbia Pike, Silver Spring, Maryland 20901, Attention: President and General Counsel/Real Estate (hereinafter referred to as "Maker"), promises to pay to the order of QI CAPITAL CORP., a Delaware corporation (together with its successors and assigns being hereinafter referred to as "Payee"), by wire transfer in accordance with the instructions set forth in Section 15 hereof or at such place as the holder hereof may from time to time designate in writing, the principal sum of One Hundred Seventeen Million Five Hundred Thousand and no/100 Dollars ($117,500,000.00), in lawful money of the United States of America, together with interest thereon to be computed and paid as specified in Section 1 below.

          Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement of even date herewith (the "Loan Agreement") by and between Maker and Payee. This is the Promissory Note referred to in the Loan Agreement.

          1.   (a)   For the purpose of computing interest payable from time to time on the principal amount hereof, said principal balance shall be divided into five (5) components (each a "Component" and collectively the "Components") referred to as Component A-1, Component A-2, Component B, Component C and Component D.

          The Components initially shall have the principal amounts and shall bear interest at the fixed rates per annum set forth for each Component below:

                Component       Initial Component         Component
                                 Initial Amount         Interest Rate
                   A-1           $38,200,000.00             7.413%

                   A-2           $31,000,000.00             7.747%

                    B            $17,300,000.00             7.913%

                    C            $21,625,000.00             8.106%

                    D             $9,375,000.00             8.590%

          Payments of interest shall be made on the fourth (4th) Business Day preceding the next succeeding Distribution Date (hereinafter defined) (the "Due Date") commencing on April 29, 1997 and continuing on each Due Date of each and every month thereafter until such time as the Debt (hereinafter defined) has been repaid in its entirety, and shall include interest for the period (each, an "Interest Accrual Period") beginning on (and including) the 1st day of the calendar month immediately preceding the calendar month in which the related Distribution Date occurs, through and including the last day of such calendar month (or, in the case of the first Interest Accrual Period, beginning on, and including, the date hereof to but excluding May 1, 1997). Interest shall be computed on the basis of a 360 day year composed of 12 months of 30 days each.

          The principal amount hereof shall be payable (a) in one hundred seventy nine (179) monthly payments due and payable on each Due Date commencing May 30, 1997, each equal to the principal amounts set forth on Schedule A
                                                               ----------
attached hereto for the applicable Due Date, plus accrued and unpaid interest on the outstanding principal balance hereof for the Interest Accrual Period immediately preceding the month in which the applicable Due Date occurs, computed at a per annum rate of interest equal to the Weighted Average Interest Rate as of the first day of such Interest Accrual Period, and (b) in a balloon payment (the "Balloon Payment") due and payable on May 1, 2012 (the "Maturity Date"), equal to the outstanding principal balance of the Loan, together with accrued and unpaid interest thereon through April 30, 2012, computed at a per annum rate of interest equal to the Weighted Average Interest Rate as of the first day of the Interest Accrual Period of the calendar month immediately preceding the date in which the Maturity Date occurs. "Weighted Average Interest Rate" means, with respect to any Interest Accrual Period or the first day of an Interest Accrual Period, a rate per annum equal to a fraction, expressed as a percentage, the numerator of which is the sum of the products of (i) the principal balance of each Component as of the first day of such Interest Accrual Period multiplied by (ii) the interest rate applicable to such Component, and the denominator of which is the aggregate principal balance of all Components, taken together, outstanding as of such date.

          Payments made at any time hereon (including payments from the proceeds of any sale of any Property pursuant to the Loan Agreement, but not including payment of any Yield Maintenance Payment or any Reimbursement Rate or Default Rate interest), shall be applied in the following order of priority:

          FIRST: to pay (a) all costs, if any, incurred by Payee in acting on behalf of Maker as provided in the Loan Documents, and (b), if applicable, all costs and expenses incurred by Payee in enforcing this Note and any of the other Loan Documents, including, without limitation, all costs and expenses of the foreclosure and/or sale of any Property or any part thereof or any interest therein, and all costs and expenses of entering upon, taking possession of, removing, holding, constructing improvements on, and operating and managing any Property or any part thereof, and all costs and expenses of repairs, renewals, replacements, additions, betterments, and improvements to any Property, in each case in accordance with the Loan Documents, and all reasonable attorneys' and accountants' fees and disbursements, including appraisals required under the Trust and Servicing Agreement, incurred in connection with any of the foregoing, together with any compensation payable under Paragraph 21 of any Mortgage;
                   ------------

          SECOND: to pay interest hereon in the following order of priority: first, to pay interest then due on Components A-1 and A-2, pro rata, based
                                                                --- ----
     upon the amount available from the Maker for application to such Components and the amount of interest currently due and payable on each such Component until all such interest is paid in full, second to pay interest that is past due and unpaid on Components A-1 and A-2, pro rata, based upon the
                                                    --- ----
     amount available for application from the Maker to such Components and the amount of interest currently due and payable on each such Component until all such past due interest is paid in full, third to pay interest then due on Component B based upon the amount available from the Maker for application to such Component and the amount of interest currently due and payable on such Component until all such interest is paid in full, fourth to pay interest that is past due and unpaid on Component B based upon the amount available for application from the Maker to such Component and the amount of interest currently due and payable on such Component until all such past due interest is paid in full, fifth to pay interest then due on Component C based upon the amount available from the Maker for application to such Component and the amount of interest currently due and payable on such Component until all such interest is paid in full, sixth, to pay interest that is past due and unpaid on Component C based upon the amount available for application from the Maker to such Component and the amount of interest currently due and payable on such Component until all such past due interest is paid in full; seventh to pay interest then due on Component D based upon the amount available from the Maker for application to such Component and the amount of interest currently due and payable on such Component until all such interest is paid in full, eighth, to pay interest that is past due and unpaid on Component D based upon the amount available for application from the Maker to such Component and the amount of interest currently due and payable on such Component until all such past due interest is paid in full; and

          THIRD: (A) unless there exists a P&I Shortfall on the applicable Distribution Date, to pay all amounts of principal due and payable on this Note (whether at maturity, on a date fixed for any payment or prepayment thereof, upon acceleration, or otherwise), as follows: first, to the payment of all amounts of principal payable on Component A-1 until the principal balance of such Component has been reduced to zero; second, to the payment of all amounts of principal payable with respect to Component A-2 until the principal balance of such Component has been reduced to zero; third, to the payment of all amounts of principal payable with respect to Component B until the principal balance of such Component has been reduced to zero; fourth, to the payment of all amounts of principal payable with respect to Component C until the principal balance of such Component has been reduced to zero; and fifth, to the payment of all amounts of principal payable with respect to Component D until the principal balance of such Component has been reduced to zero; or (B) if there shall exist a P&I Shortfall on the applicable Distribution Date, then payments to be applied under this paragraph "THIRD" shall be applied first, to the payment of all amounts of principal due and payable on Components A-1 and A-2, pro rata, based upon the relative principal balances of such
              --- ----
           Components on such date, to be applied to the installments of principal payable with respect to such Components, until the principal balance of each of such Components has been reduced to zero. For purposes hereof (i) a "P&I Shortfall" will be deemed to exist on any Distribution Date if a default in the payment of principal or interest on this Note has occurred and is continuing on any Due Date and such default is not cured by the Servicer and/or the Trustee and (ii) the "Distribution Date" in any given calendar month shall be the fifth (5th) day of each calendar month or, if such day is not a Business Day, then the next succeeding Business Day, commencing on May 5, 1997.

                     Any Yield Maintenance Payments or Reimbursement Rate or Default Rate interest payments shall be paid to the Payee and shall be applied in accordance with the Trust and Servicing Agreement, including Section 3.3(b)(i) thereof.

                      Assuming that (a) each scheduled payment of principal and interest is made in full when due hereunder, (b) no principal prepayments are made, and (c) all other payments that may become due to Payee are paid when due, application of such payments in the order described above is expected to result in the Components being repaid in full on the fourth (4th) Business Day immediately preceding each of the following dates (each such fourth (4th) Business Day preceding the date set forth below for the applicable Component being its "Scheduled Component Maturity Date"):


                              Component         Scheduled Component
                              ----------           Maturity Date
                                                   -------------
                                 A-1              August 6, 2007

                                 A-2                May 7, 2012

                                  B                 May 7, 2012

                                  C                 May 7, 2012

                                  D                 May 7, 2012

                      (b) Provided that (a) no Event of Default (as that term is defined in the Mortgages) shall have occurred and be continuing (except, any Event of Default that will be cured concurrently with a prepayment hereunder by Maker) and (b) all other amounts due and payable under this Note, the Mortgages or any other Loan Documents on or before the Due Date on which a prepayment is being made have been paid in full, Maker shall have the right on any Due Date to prepay all or any part of the outstanding principal balance of the Loan upon giving not less than 30 days prior written notice to Payee of its intention to prepay, which notice shall set forth the date on which the prepayment is to occur (the "Prepayment Date"); provided, however, that (i) the Payee shall not be required
                    --------  -------
to accept or apply any prepayment requiring payment of a Yield Maintenance Payment, as provided in Section 1(c) hereof, unless such prepayment is accompanied by the payment of such Yield Maintenance Payment, and (ii) if any legal and other expenses are due and owing to Payee in connection with such prepayment under the terms of any Loan Document, Payee shall not be required to accept or apply any prepayment unless the prepayment also is accompanied by the amount that is due and payable to Payee with respect to such expenses. Notwithstanding the applications of prepayments of principal in the order of priority described in paragraph "THIRD" of Section 1(a) hereof, upon any prepayment of principal, any prepayment of principal shall be applied first, to reduce the Balloon Payment, until the Balloon Payment has been reduced to zero, and then, to reduce the scheduled installments of principal as set forth on Schedule A in the inverse order of their scheduled maturities.
----------

                      (c) If all or any part of the principal amount of the Loan is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration of the Loan following the occurrence of an Event of Default, Maker shall (except in certain circumstances described in the Loan Agreement) be required to pay a prepayment premium (the "Yield Maintenance Payment") on each Component to which prepaid principal will be applied, as provided above, which Yield Maintenance Payment in each case shall be in an amount equal to the greater of (A) 1% of the amount of the principal prepayment that is to be applied to the Loan and (B) the present value as of the end of the Interest Accrual Period of the calendar month immediately preceding the month in which the prepayment occurs, of a series of payments each equal to the Payment Differential on each of the remaining Due Dates prior to and including the Scheduled Component Maturity Date for such Component, after giving effect to the regularly scheduled payment of principal that is to be made on the Prepayment Date, discounted at the Reinvestment Yield provided that no Yield Maintenance Payment shall be required in connection with (a) certain prepayments made in connection with a release of a Mortgaged Property as contemplated by Section
2.2.3 of the Loan Agreement, (b) prepayments made in connection with a casualty or condemnation loss pursuant to Paragraph 3 of a Mortgage, and (c) prepayments
                                 -----------
made on or after the date that is six months prior to the Maturity Date.

                      Within 10 days of receipt of notice from Maker regarding a proposed prepayment, Payee shall notify Maker of the amount and basis of determination of each Yield Maintenance Payment promptly upon determining the Treasury Rate, as contemplated below.

                     For purposes of this Section 1(c), the following terms shall have the meanings ascribed to them below:

                     "Applicable Margin" means, for purposes of determining the Reinvestment Yield, (a) 10 basis points (0.10%) for any prepayment that is applied to reduce the principal balance of Component A-1, Component A-2 or Component B, (b) 20 basis points (0.20%) for any prepayment that is applied to reduce the principal balance of Component C, and (c) 25 basis points (0.25%) for any prepayment that is applied to reduce the principal balance of Component D.

                     "Payment Differential" means, for any Component the principal balance of which will be reduced by application of a prepayment, an amount equal to (x) (i) the interest rate applicable to such Component minus (ii) the Reinvestment Yield, divided by (y) 12, and multiplied by (z) the amount of the principal prepayment that is to be applied to reduce the principal balance of such Component.

                     "Reinvestment Yield" for any Component is the Treasury Rate plus the Applicable Margin, converted to a monthly compounded nominal annual yield.

                     "Treasury Rate" is equal to the lesser of (A) the annual yield on the United States Treasury issue (primary issue) with a maturity date closest to the Scheduled Component Maturity Date for the Component being repaid and (b) the yield on the United States Treasury issue (primary issue) with a maturity equal to the remaining weighted average life of the principal amount of the Component being repaid, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14
                                 -----------------------
           days prior to (x) the applicable Prepayment Date set forth in the notice of prepayment provided by the Maker or (y) the date of acceleration of this Note by Payee (or, if such bid price is not published on any such date, the next preceding date on which such bid price is so published).

For purposes of calculating the Payment Differential, all regularly scheduled payments of principal due on a Prepayment Date will be deemed to have been applied to the Components in the order specified above before any prepayments of principal are applied.

                      If any payment is due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, without additional interest, except that, if the Maturity Date is not a Business Day, the date for payment of the Balloon Payment shall be extended to the next succeeding Business Day, and any interest payable thereon shall accrue and be payable for such extension of time at the applicable rates specified above.

                      2. This Note is evidence of the Loan made by Payee to Maker contemporaneously herewith. This Note is secured by (a) the Mortgages, (b) the Loan Agreement, and (c) the other Loan Documents.

                      3. If any sum payable under this Note is not paid on or before ten (10) days following the date on which it is due, Maker shall pay to Payee upon demand an amount (the "Late Charge") equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment.

                      4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due or upon the happening of any other Event of

Default. In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

                      5. Maker agrees that (a) if any amount payable under this Note, the Mortgages, the Loan Agreement or any other Loan Document is not paid when such payment is due, Maker shall pay interest with respect to such amount at a rate (the "Reimbursement Rate") equal to the greater of (i) the "Prime Rate" of interest, as published from time to time in the Money Rates section of the Wall Street Journal (the "Prime Rate") plus one percent (1%), and (ii) the Weighted Average Interest Rate in effect from time to time plus two percent (2%), upon demand from time to time, to the extent permitted by applicable law, from the date such amount was due until such amount has been paid by Maker, and
(b) upon the occurrence of any Event of Default and the earlier to occur of (i) the date which is ninety (90) days following the occurrence of such Event of Default, or (ii) the date on which Payee accelerates the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and any other amounts owing hereunder, Maker shall pay interest at a rate (the "Default Rate") equal to the lesser of (a) the greater of (i) the Weighted Average Interest Rate in effect from time to time plus four percent (4%), and (ii) the Prime Rate plus one percent (1%) and (b) the maximum rate permitted by applicable law with respect to the unpaid principal sum hereunder, upon demand from time to time. Notwithstanding the foregoing, if the unpaid principal sum of this Note or any other amount required to be paid on the Maturity Date or upon acceleration of the Loan is not paid when due, then interest shall thereafter be computed and paid at the Default Rate without notice to Maker. This charge shall be added to the Debt and shall be secured by the Mortgages. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

                      6. Maker shall cause all Rents (as defined in the Mortgages) and other sums collected from, or arising with respect to, each Mortgaged Property to be deposited in the deposit account (the "Deposit Account") established pursuant to the Cash Management Agreement of even date herewith by and between Maker, Payee and Servicer. Such Rents and other sums shall be periodically disbursed by the Servicer in accordance with the terms and provisions of the Cash Management Agreement.

                      7. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of the Components and all other Debt in the order specified above and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration, it being agreed and acknowledged by the Maker that the Yield Maintenance Payment is intended to compensate Payee for the loss of the benefit of its bargain in respect of the agreed upon interest payments relative to available reinvestment at the time of a voluntary or involuntary prepayment hereunder.

                      8. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

                      9. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

                      10. Notwithstanding anything to the contrary contained herein, any claim based on or in respect of any liability of Maker hereunder or under the Mortgages or any other Loan Document shall be enforced only against the Properties and any other collateral now or hereafter given to secure the Loan and not against any other assets, properties or funds of Maker; provided,
                                                                     --------
however, that the liability of Maker for loss, costs or damage arising out of
-------
the following matters shall not be limited solely to the Properties and other collateral now or hereafter given to secure this Note but shall include all of the assets, properties and funds of Maker: (i) any intentional misrepresentation by Maker of a fact or circumstance which would affect in any material manner the repayment of this Note or the ability of Payee to collect on this Note or any fraud on the part of Maker concerning any Property, this Note or any other matter relating to the indebtedness evidenced by this Note; (ii) any failure by Maker to apply the income, rents and profits of the Properties as required by this Note, the Mortgages, the Loan Agreement or any other Loan Document; (iii) any misapplication by Maker of insurance proceeds, condemnation awards, security deposits or trust funds in violation of applicable law or the provisions of the Mortgages, the Loan Agreement or any other Loan Document; and (iv) failure of Maker to pay all real estate taxes and assessments prior to the date on which such payments become delinquent. Nothing herein shall be deemed (a) to impair the right of Payee to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including, without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under any of the Mortgages; (b) to be a waiver of any right which Payee may have under any bankruptcy law of the United States or the State in which the Mortgaged Property is located to file a claim for the full amount of the Loan or to require that all of the collateral securing the Loan shall continue to secure all of the indebtedness due hereunder, under the Mortgages and the other Loan Documents; (c) to impair the validity of the indebtedness secured by the Mortgages; (d) to impair the right of Payee as beneficiary or secured party under the Mortgages to commence an action to foreclose any lien or security interest; or (e) to modify, diminish or discharge the liability of any guarantor under any guaranty. Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgages or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance herewith and with the Loan Documents.

         11. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgages and the other Loan Documents and that this Note, the Mortgages and the other Loan Documents constitute valid and binding obligations of Maker.

         12. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgages directed to the parties at their respective addresses as provided therein.

         13. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH

THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

         14. In the event of the loss, theft or destruction of this Note, upon Maker's receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Payee or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Payee to Maker, Maker shall execute and deliver to Payee a new note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

         15. All payments under this Note shall be paid by wire transfer of immediately available funds to such designated bank or place, or in such other manner, as Payee may reasonably specify in writing from time to time.

         16. This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Maker has duly executed this Note the day and year first above written.

                                     MAKER:

                                     FIRST CHOICE PROPERTIES CORP.,a
                                     Delaware corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Pay to the order of LaSalle National Bank, as Trustee in trust for Holders of QI Capital
Corp. Multiclass Mortgage Pass-Through
Certificates, Series 1997-1 without recourse.

QI CAPITAL CORP., a Delaware corporation


By:
   ---------------------------------------
   Name:
         ---------------------------------
   Title:
          --------------------------------





As to Louisiana:
---------------

NE VARIETUR for identification with
an Act of Mortgage before me, Notary,
this ________ day of April, 1997





------------------------------------------
Notary Public